Exhibit 99.1

The Arena Group Reports Third Quarter 2023 Financial Results;

Advances Bridge Media Acquisition

Results Showcase 21% Growth in Digital Revenue, a 32% Narrowing of Net Loss and 86% Improvement in Adjusted EBITDA

Signs Definitive Agreement with Bridge Media Networks, Strengthening Balance Sheet and Greatly Expanding Video, OTT, and CTV Initiatives

NEW YORK – November 14, 2023 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“we,” “us,” “our,” the “Company” or “The Arena Group”), a technology platform and media company home to more than 320 brands, including Sports Illustrated, TheStreet, Parade Media (“Parade”), Men’s Journal, and HubPages, today announced financial results for the three and nine months ended September 30, 2023 (“Q3 2023”). The Company once again generated year-over-year revenue growth (up 11%), expanded its gross margins (up approximately 1.5 percentage points), lowered operating expenses (down 4%), and improved profitability metrics (net loss narrowed by $5.3 million or 32%, adjusted EBITDA improved by $2.9 million or 86%) compared to the three months ended September 30, 2022 (“Q3 2022”).

Additionally, subsequent to the end of the third quarter, on November 6, 2023, The Arena Group announced that it signed a definitive agreement to combine with Bridge Media Networks (the “Proposed Transaction”). The Proposed Transaction is expected to expand The Arena Group’s video capabilities in digital streaming, OTT, OTA, CTV, and Free Ad Support Television (“FAST”) channels and expand the Company’s content in the travel and automotive categories. In connection with the business combination, 5-Hour International Corporation Pte. Ltd. (“5-Hour”) will purchase $25 million of common stock of the combined company and The Hans Foundation, USA (“Hans Foundation”) will purchase $25 million of preferred stock of the combined company. The parent company of Bridge Media, Simplify Inventions, LLC (“Simplify”), has also agreed to purchase up to $20 million of additional common equity in the combined company for a period of one year following the closing date of the business combination to be used for operations and growth. The combined company will receive a five-year guaranteed advertising commitment of approximately $60 million aggregate value from a group of consumer brands also owned by Simplify, including 5-hour ENERGY™. The Arena Group intends to use a portion of the cash proceeds to reduce its debt by $26 million from current levels. The Proposed Transaction is expected to close in the fourth quarter of 2023 or first quarter of 2024 subject to the approval of the Company’s stockholders, the receipt of any required regulatory approvals, and certain other closing conditions.

Third Quarter 2023 Financial and Operational Highlights

●	Revenue increased 11% to $63.4 million compared to $57.3 million in the prior year quarter.
●	Total digital revenue increased nearly 21% to $45.8 million, representing 72% of total revenue (up from 66% of total revenue in Q3 2022). Digital advertising revenue increased by nearly 29% to $36.7 million due to a 46% rise in revenue-per-pageview which more than offset an 8% overall decline in traffic.
●	Digital subscription revenue was $3.2 million, down 31% as compared to $4.6 million in the prior year quarter, as the Company continues to focus on free, ad or partner-supported content.
●	Licensing and syndication revenue was $4.5 million, an increase of 2% as compared to the prior year quarter.
●	Total print revenue decreased 9% to $17.6 million as compared to the prior year quarter, in line with historical print advertising trends.
●	Gross profit increased by nearly 15% to $28.2 million, representing a gross margin improvement of approximately 1.5% to 44%, reflecting the Company’s tight focus on cost control while growing revenue.
●	Total operating expenses decreased by $1.4 million or 4% to $35.0 million.
●	Net loss narrowed by $5.3 million, or 32%, to $11.2 million from $16.5 million in the prior year period.
●	Q3 2023 included approximately $12.4 million in non-cash charges, including stock-based compensation, amortization of platform development and intangible assets, and other non-cash charges.
●	Adjusted EBITDA* improved from $3.4 million in Q3 2022 to $6.4 million in Q3 2023, an improvement of $2.9 million or 86%.

*Adjusted EBITDA is a non-GAAP measure. For additional information regarding non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” and “Net Loss to Adjusted EBITDA Reconciliation” below.

Management Commentary

Chairman and Chief Executive Officer of The Arena Group, Ross Levinsohn, said, “Our third quarter results reflect strong and focused execution amidst a continued challenging environment. We grew revenue by 11%, expanded our gross margins, reduced operating expenses, narrowed net loss by $5.3 million or 32%, and improved adjusted EBITDA by $2.9 million or 86%. This progress, despite industry-wide headwinds in the advertising ecosystem and shifting audiences, demonstrates the earnings power of our differentiated business model, enabling us to grow more efficiently and drive engagement.”

“Additionally, our agreement with Bridge Media Networks continues to advance, and we have completed due diligence and last week signed a binding and definitive agreement,” continued Mr. Levinsohn. “This proposed combination is expected to significantly accelerate our video opportunities across all digital and terrestrial platforms, a key component of our strategy. We expect the combination will expand our content base into two new verticals, travel and automotive, bolstering our business model. We have targeted these two topics for verticals for some time, and this acquisition will provide the brand assets to accelerate the launch.”

“Finally, this transformative transaction is expected to significantly bolster our balance sheet, reduce our debt, and provide meaningful growth capital,” concluded Mr. Levinsohn. “Combined with access to additional capital as part of this agreement, and the inclusion of a significant advertising commitment, we expect this transaction will push our business forward.”

Highlights across the Company’s verticals include:

●	The Sports vertical, anchored by Sports Illustrated, for the first time reached the #2 spot in the Comscore sports properties rankings this quarter, a milestone achievement for the brand. Athlon Sports and team sites brand FanNation both delivered strong traffic growth, with pageviews increasing by 116% and 48% respectively as compared to the prior year quarter, according to Google Analytics. Sports Illustrated is resonating with audiences on social media as well, with over 600,000 new followers during the quarter.
●	The Finance vertical, anchored by TheStreet, had a record quarter with nearly 40 million monthly average pageviews according to Google Analytics, an increase of 40% as compared to the prior year quarter. TheStreet continues to distribute original video content from the floor of the New York Stock Exchange across multiple channels, syndication platforms, and platforms.
●	The Lifestyle vertical, anchored by Parade and Men’s Journal, added new publishing partners during the quarter, with Parade partnering with National Day Calendar on daily themed content, and new partnerships with Men’s Journal ranging in topics from Mountaineering to Cycling to Adventure Travel.
●	In September, the Company launched its Creator Network, a creator-led cultural content hub, backed by its iconic brands for social branded opportunities. The Company has engaged with several new advertiser/creator partnerships, one of which resulted in Sports Illustrated’s highest-viewed original content series ever, with 40 million views across Instagram and TikTok.

Financial Results for the Three Months Ended September 30, 2023 Compared to the Three Months Ended September 30, 2022

Revenue

Revenue was $63.4 million in Q3 2023, representing an increase of 11% compared to $57.3 million in Q3 2022.

Digital Revenue

Revenue from digital operations grew approximately 21% year-over-year to $45.8 million in Q3 2023, with a 29% increase in digital advertising offsetting a 31% decrease in digital subscriptions. Revenue per pageview increased 46%, while traffic declined 8%.

Print Revenue

Total print revenue decreased 9% to $17.6 million in Q3 2023 from $19.3 million in Q3 2022, in line with historical print advertising trends.

Gross Profit

Gross profit for Q3 2023 increased by nearly 15% to $28.2 million representing a gross margin of 44%, compared to a gross profit of $24.6 million, or gross margin of 43%, in Q3 2022, reflecting a tight focus on cost control and revenue growth.

Operating Expenses

Total operating expenses declined $1.4 million or 4% to $35.0 million in Q3 2023 from $36.4 million in Q2 2022. The company continues to maintain expense discipline while optimizing operations and integrating acquired properties.

Net Loss

Net loss was $11.2 million in Q3 2023 as compared to $16.5 million in the prior year period, a $5.3 million or 32% improvement, primarily as a result of a $4.9 million narrowing in loss from operations that was partially offset by a $0.9 million increase in interest expense related to increased debt outstanding. Q3 2023 included non-cash charges of $12.4 million, consistent with the charges in the prior year period.

Adjusted EBITDA

Adjusted EBITDA was $6.4 million, a positive swing of $2.9 million or 86% compared to $3.4 million for Q3 2022. Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

Balance Sheet and Liquidity as of September 30, 2023

Cash and cash equivalents were $7.3 million as of September 30, 2023, compared to $13.9 million as of December 31, 2022.

In the first nine months of 2023, net cash used in operating activities was $22.3 million, as compared to $14.7 million used in operating activities in the first nine months of 2022.

Conference Call

Ross Levinsohn, The Arena Group’s Chief Executive Officer, Doug Smith, Chief Financial Officer, and Andrew Kraft, Chief Operating Officer, will host a conference call and live webcast to review the quarterly results and provide a corporate update at 4:30 p.m. ET today.

To access the call, interested parties should use one of the below links:

●	Webcast link for interested listeners: https://edge.media-server.com/mmc/p/feqbkch6
●	Dial-in registration participant call link: https://tinyurl.com/Arenq3

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days.

About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like Sports Illustrated, TheStreet, Parade, Men’s Journal, and HubPages to build their businesses. The company aggregates content across a diverse portfolio of over 320 brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We believe Adjusted EBITDA provides visibility to our underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net loss, as adjusted for loss from discontinued operations, with additional adjustments for (i) interest expense (net), (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in fair value of contingent consideration, (vi) liquidated damages, (vii) loss on impairment of assets, (viii) employee retention credit, and (ix) employee restructuring payments.

Our Adjusted EBITDA measure may not be comparable to a similarly titled measure used by other companies, has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our Adjusted EBITDA as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Forward Looking Statements

This press release includes statements that constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the proposed strategic transaction with Simplify Inventions, including the Company’s ability to complete the transaction and the potential benefits thereof, the Company’s anticipated restructuring of its indebtedness, the Company’s anticipated future expenses and investments, business strategy and plans, expectations relating to its industry, market conditions and market trends and growth, market position and potential market opportunities, and objectives for future operations. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to expand its verticals; the Company’s ability to grow its subscribers; the Company’s ability to grow its advertising revenue; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the remaining effects of the COVID-19 pandemic and impact on the demand for the Company products; the inability of the Company to sustain profitable sales growth; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Important factors that could cause actual results relating to the pending transaction with Bridge Media Networks to differ materially from such plans, estimates or expectations include, among others: (1) that one or more closing conditions to the transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transactions, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of The Arena Group may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by the parties, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transactions; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions or integrating Bridge Media Networks and The Arena Group; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) any inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transactions; (10) potential litigation in connection with the proposed transactions or other settlements or investigations that may affect the timing or occurrence of the proposed transactions or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, including natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. administration; (13) the ability of Bridge Media Networks, The Arena Group and the combined company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event; (14) the impact of public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; (15) actions by third parties, including government agencies; (16) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions; (17) the risk that disruptions from the proposed transactions will harm Bridge Media Networks and The Arena Group, including current plans and operations; (18) certain restrictions during the pendency of the acquisition that may impact Bridge Media Networks’ or The Arena Group’s ability to pursue certain business opportunities or strategic transactions; (19) Bridge Media Networks’, The Arena Group’s and the combined company’s ability to meet expectations regarding the accounting and tax treatments of the proposed transactions; (20) delays in Bridge Media Networks attracting advertisers or executing its business growth strategy; (21) continued fragmentation of audiences and a reduction in the number of television subscribers; (22) decreases in advertising spending or advertising demand or the demand for Bridge Media Networks programming; (23) increased competition for programing, audiences and advertisers; (24) loss of Bridge Media Networks’ key affiliate customer, Agency 5; (25) changes in government regulations, licensing requirements, or FCC’s rules and regulations and the applicability of such rules and regulations to Bridge Media Networks; (26) failure to identify strategic acquisitions candidates or achieve the desired results of strategic acquisitions; (27) loss of material intellectual property rights of Bridge Media’s programming, technology, digital and other content; (28) labor disputes, increasing demand for creative talent and union activity; (29) loss of key employees or the inability to attract and retain skilled employees; (30) inability to or limitations on raising additional capital in the future. The foregoing list of factors is not exhaustive and (31) and those factors detailed by the Company in its public filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction with Bridge Media Networks (the “Proposed Transaction”) or otherwise.

Additional Information and Where to Find It

In connection with the Proposed Transaction, the Company intends to file relevant materials with the SEC, including a preliminary and definitive proxy statement to be filed by the Company. The definitive proxy statement and proxy card will be delivered to the stockholders of the Company in advance of the special meeting relating to the Proposed Transaction. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at the Company’s website copies of materials it files with, or furnishes to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Proposed Transaction. Information regarding the special interests of these directors and executive officers in the Proposed Transaction will be included in the definitive proxy statement referred to above. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its definitive proxy statement for the 2023 annual meeting of stockholders. Additional information regarding the interests of such individuals in the Proposed Transaction will be included in the definitive proxy statement relating to the Proposed Transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Investor Relations Contact

Rob Fink

FNK IR

Aren@fnkir.com

646.809.4048

Media Contacts:

Rachael Fink

Manager, Public Relations, The Arena Group

Rachael.fink@thearenagroup.net

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023 (unaudited)	December 31, 2022
	($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$7,290	$13,871
Restricted cash	-	502
Accounts receivable, net	37,977	33,950
Subscription acquisition costs, current portion	31,944	25,931
Prepayments and other current assets	6,906	4,441
Total current assets	84,117	78,695
Property and equipment, net	404	735
Operating lease right-of-use assets	229	372
Platform development, net	9,265	10,330
Subscription acquisition costs, net of current portion	9,751	14,133
Acquired and other intangible assets, net	44,211	58,970
Other long-term assets	1,041	1,140
Goodwill	42,575	39,344
Total assets	$191,593	$203,719
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$11,333	$12,863
Accrued expenses and other	25,765	23,102
Line of credit	17,303	14,092
Unearned revenue	63,757	58,703
Subscription refund liability	750	845
Operating lease liability	471	427
Contingent consideration	1,030	-
Liquidated damages payable	6,293	5,843
Bridge notes	5,767	34,805
Term debt	19,980	65,684
Total current liabilities	152,449	216,364
Unearned revenue, net of current portion	14,532	19,701
Operating lease liability, net of current portion	-	358
Liquidated damages payable, net of current portion	-	494
Other long-term liabilities	758	5,307
Deferred tax liabilities	574	465
Term debt	82,362	-
Total liabilities	250,675	242,689
Commitments and contingencies
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at September 30, 2023 and December 31, 2022	168	168
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,000 shares designated; aggregate liquidation value: $0 and $14,356; Series H shares issued and outstanding: none and 14,356; common shares issuable upon conversion: none and 1,981,128 at September 30, 2023 and December 31, 2022, respectively	-	13,008
Total mezzanine equity	168	13,176
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 23,823,476 and 18,303,193 shares at September 30, 2023 and December 31, 2022, respectively	237	182
Common stock to be issued	-	-
Additional paid-in capital	313,611	270,743
Accumulated deficit	(373,098)	(323,071)
Total stockholders’ deficiency	(59,250)	(52,146)
Total liabilities, mezzanine equity and stockholders’ deficiency	$191,593	$203,719

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ in thousands, except share data)
Revenue	$63,418	$57,277	$173,604	$159,272
Cost of revenue (includes amortization of platform development and developed technology for three months ended 2023 and 2022 of $2,191 and $2,413, respectively and for the nine months ended 2023 and 2022 of $6,883 and $7,099, respectively)	35,245	32,671	102,422	98,790
Gross profit	28,173	24,606	71,182	60,482
Operating expenses
Selling and marketing	19,271	18,424	56,743	53,123
General and administrative	11,028	13,493	35,803	41,841
Depreciation and amortization	4,726	4,478	14,227	13,124
Loss on impairment of assets	-	-	119	257
Total operating expenses	35,025	36,395	106,892	108,345
Loss from operations	(6,852)	(11,789)	(35,710)	(47,863)
Other (expense) income
Change in fair value of contingent consideration	(60)	-	(469)	-
Interest expense	(4,042)	(3,184)	(13,225)	(8,510)
Liquidated damages	(151)	(339)	(455)	(639)
Total other expenses	(4,253)	(3,523)	(14,149)	(9,149)
Loss before income taxes	(11,105)	(15,312)	(49,859)	(57,012)
Income tax (provision) benefit	(61)	(547)	(168)	1,180
Loss from continuing operations	(11,166)	(15,859)	(50,027)	(55,832)
Loss from discontinued operations, net of tax	-	(646)	-	(1,329)
Net loss	$(11,166)	$(16,505)	$(50,027)	$(57,161)
Basic and diluted net loss per common share:
Continuing operations	$(0.48)	$(0.87)	$(2.32)	$(3.22)
Discontinued operations	-	(0.04)	-	(0.08)
Basic and diluted net loss per common share	$(0.48)	$(0.90)	$(2.33)	$(3.30)
Weighted average number of common shares outstanding – basic and diluted	23,445,675	18,284,670	21,567,166	17,339,882

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2023	2022
	($ in thousands)
Cash flows from operating activities
Net loss	$(50,027)	$(57,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	276	395
Amortization of platform development and intangible assets	20,834	19,828
Amortization of debt discounts	2,178	1,215
Noncash and accrued interest	754	86
Loss on impairment of assets	119	466
Change in fair value of contingent consideration	469	-
Liquidated damages	455	639
Stock-based compensation	16,978	24,777
Deferred income taxes	109	(1,235)
Bad debt expense	217	609
Other	-	184
Change in operating assets and liabilities net of effect of business combination:
Accounts receivable, net	(4,213)	(1,710)
Subscription acquisition costs	(1,631)	8,100
Royalty fees	-	11,250
Prepayments and other current assets	(2,465)	2,107
Other long-term assets	(62)	75
Accounts payable	(1,719)	(7,652)
Accrued expenses and other	1,670	(3,390)
Unearned revenue	(146)	(7,382)
Subscription refund liability	(95)	(2,250)
Operating lease liabilities	(171)	(162)
Other long-term liabilities	(5,795)	(3,465)
Net cash used in operating activities	(22,265)	(14,676)
Cash flows from investing activities
Purchases of property and equipment	-	(444)
Capitalized platform development	(2,967)	(3,990)
Proceeds from sale of equity investment	-	2,450
Payments for acquisition of business, net of cash acquired	(500)	(10,331)
Net cash used in investing activities	(3,467)	(12,315)
Cash flows from financing activities
Proceeds (repayments) under line of credit, net borrowing	3,211	6,486
Proceeds from common stock registered direct offering	11,500	32,058
Payments of issuance costs from common stock registered direct offering	(167)	-
Proceeds from common stock public offering, net of offering costs	-	94
Payments of issuance costs from common stock public offering	-	(1,568)
Proceeds from bridge notes	5,703	-
Payments of debt issuance costs	(100)	-
Payment of deferred cash payments	(75)	(453)
Payment of taxes from common stock withheld	(1,423)	(3,520)
Payment of restricted stock liabilities	-	(2,152)
Net cash provided by financing activities	18,649	30,945
Net increase (decrease) in cash, cash equivalents, and restricted cash	(7,083)	3,954
Cash, cash equivalents, and restricted cash – beginning of period	14,373	9,851
Cash, cash equivalents, and restricted cash – end of period	$7,290	$13,805
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	$7,290	$13,303
Restricted cash	-	502
Total cash, cash equivalents, and restricted cash	$7,290	$13,805
Supplemental disclosure of cash flow information
Cash paid for interest	$10,835	$7,209
Cash paid for income taxes	85	-
Noncash investing and financing activities
Reclassification of stock-based compensation to platform development	$785	$1,529
Issuance cost of offerings recorded in accrued expenses and other	189	-
Issuance of common stock in connection with settlement of liquidated damages	499	7,008
Issuance of common stock upon conversion of Series H convertible preferred stock	13,008	511
Issuance of common stock in connection with acquisitions	2,000	3,141
Deferred cash payments recorded in connection with acquisitions	246	949
Assumptions of liabilities in connection with acquisitions	1,246	11,602
Reclassification to liability upon common stock modification	68	-

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(unaudited)

The following table presents a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(11,166)	$(16,505)	$(50,027)	$(57,161)
Net loss from discontinued operations	-	646	-	1,329
Net loss from continued operations	(11,166)	(15,859)	(50,027)	(55,832)
Add (deduct):
Interest expense, net (1)	4,042	3,184	13,225	8,510
Income tax provision (benefit)	61	547	168	(1,180)
Depreciation and amortization (2)	6,917	6,891	21,110	20,223
Stock-based compensation (3)	4,362	8,311	16,978	24,777
Change in fair value of contingent consideration (4)	60	-	469	-
Liquidated damages (5)	151	339	455	639
Loss on impairment of assets (6)	-	-	119	257
Employee retention credit (7)	-	-	(6,868)	-
Employee restructuring payments (8)	735	-	4,997	679
Professional and vendor fees (9)	1,194	-	1,194	-
Adjusted EBITDA	$6,356	$3,413	$1,820	$(1,927)

(1)	Interest expense is related to our capital structure and varies over time due to a variety of financing transactions. Interest expense includes $533 and $280 for amortization of debt discounts for the three months ended September 30, 2023 and 2022, respectively, as presented in our condensed consolidated statements of cash flows, which is a noncash item. Interest expense includes $2,178 and $1,215 for amortization of debt discounts for the nine months ended September 30, 2023 and 2022, respectively. Investors should note that interest expense will recur in future periods.
(2)	Depreciation and amortization is related to our developed technology and Platform included within cost of revenues of $2,191 and $2,413, for the three months ended September 30, 2023 and 2022, respectively, and depreciation and amortization included within operating expenses of $4,726 and $4,478 for the three months ended September 30, 2023 and 2022, respectively. Depreciation and amortization is related to our developed technology and Platform included within cost of revenues of $6,883 and $7,099, for the nine months ended September 30, 2023 and 2022, respectively, and depreciation and amortization included within operating expenses of $14,227 and $13,124 for the nine months ended September 30, 2023 and 2022, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.
(3)	Stock-based compensation represents noncash costs arise from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.
(4)	Change in fair value of contingent consideration represents the change in the put option on our common stock in connection with the Fexy Studios acquisition.
(5)	Liquidated damages (or interest expense related to accrued liquidated damages) represents amounts we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.
(6)	Loss on impairment of assets represents certain assets that are no longer useful.
(7)	Employee retention credit represents payroll related tax credits under the Cares Act.
(8)	Employee restructuring payments represents severance payments to employees under employer restructuring arrangements and payments to our former Chief Executive Officer for the three and nine months ended September 30, 2023 and 2022, respectively.
(9)	Represents professional and vendor fees that are nonrecurring in connection with the Business Combination resulting in a change of control, including fees incurred by consultants, accountants, lawyers, and other vendors.